Exhibit 23 1

WERDANN DEVITO LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of ESCO Global Realty Corp., of our report on the financial statements of ESCO Global Realty Corp. as its registered independent auditors dated April 28, 2008, as of and for the fiscal year ended December 31, 2007, and the reference to us under the caption "Experts."

WERDANN DEVITO LLC

Werdann DeVito LLC

Lyndhurst, New Jersey
February 10, 2009

1099 Wall Street West, Suite 179, Lyndhurst, New Jersey 07071
Phone (201) 531-0200 Fax (201) 531-0269